EXHIBIT 21.1
Subsidiaries of Registrant

The following is a list of subsidiaries of T-Mobile US, Inc. as of December 31, 2020. Certain subsidiaries were omitted which, considered in the aggregate, would not constitute a significant subsidiary.

Name	State of Incorporation
Alda Wireless Holdings, LLC	Delaware
American Telecasting Development, LLC	Delaware
American Telecasting of Anchorage, LLC	Delaware
American Telecasting of Columbus, LLC	Delaware
American Telecasting of Denver, LLC	Delaware
American Telecasting of Fort Myers, LLC	Delaware
American Telecasting of Ft. Collins, LLC	Delaware
American Telecasting of Green Bay, LLC	Delaware
American Telecasting of Lansing, LLC	Delaware
American Telecasting of Lincoln, LLC	Delaware
American Telecasting of Little Rock, LLC	Delaware
American Telecasting of Louisville, LLC	Delaware
American Telecasting of Medford, LLC	Delaware
American Telecasting of Michiana, LLC	Delaware
American Telecasting of Monterey, LLC	Delaware
American Telecasting of Redding, LLC	Delaware
American Telecasting of Santa Barbara, LLC	Delaware
American Telecasting of Seattle, LLC	Delaware
American Telecasting of Sheridan, LLC	Delaware
American Telecasting of Yuba City, LLC	Delaware
APC Realty and Equipment Company, LLC	Delaware
Assurance Wireless of South Carolina, LLC	Delaware
Assurance Wireless USA, L.P.	Delaware
ATI Sub, LLC	Delaware
Boost Worldwide, LLC	Delaware
Broadcast Cable, LLC	Delaware
Clear Wireless LLC	Nevada
Clearwire Communications LLC	Delaware
Clearwire Hawaii Partners Spectrum, LLC	Nevada
Clearwire International, LLC	Washington
Clearwire IP Holdings LLC	New York
Clearwire Legacy LLC	Delaware
Clearwire Spectrum Holdings II LLC	Nevada
Clearwire Spectrum Holdings III LLC	Nevada
Clearwire Spectrum Holdings LLC	Nevada
Clearwire XOHM LLC	Delaware
Fixed Wireless Holdings, LLC	Delaware
Fresno MMDS Associates, LLC	Delaware
IBSV LLC	Delaware
L3TV Chicagoland Cable System, LLC	Delaware

L3TV Colorado Cable System, LLC	Delaware
L3TV Dallas Cable System, LLC	Delaware
L3TV DC Cable System, LLC	Delaware
L3TV Detroit Cable System, LLC	Delaware
L3TV Los Angeles Cable System, LLC	Delaware
L3TV Minneapolis Cable System, LLC	Delaware
L3TV New York Cable System, LLC	Delaware
L3TV Philadelphia Cable System, LLC	Delaware
L3TV San Francisco Cable System, LLC	Delaware
L3TV Seattle Cable System, LLC	Delaware
Layer3 TV, LLC	Delaware
Kennewick Licensing, LLC	Delaware
MetroPCS California, LLC	Delaware
MetroPCS Florida, LLC	Delaware
MetroPCS Georgia, LLC	Delaware
MetroPCS Massachusetts, LLC	Delaware
MetroPCS Michigan, LLC	Delaware
MetroPCS Networks California, LLC	Delaware
MetroPCS Networks Florida, LLC	Delaware
MetroPCS Nevada, LLC	Delaware
MetroPCS New York, LLC	Delaware
MetroPCS Pennsylvania, LLC	Delaware
MetroPCS Texas, LLC	Delaware
MinorCo, LLC	Delaware
Nextel Communications of the Mid-Atlantic, Inc.	Delaware
Nextel of New York, Inc.	Delaware
Nextel of Puerto Rico, Inc.	Puerto Rico
Nextel Retail Stores, LLC	Delaware
Nextel South Corp.	Georgia
Nextel Systems, LLC	Delaware
Nextel West Corp.	Delaware
NSAC, LLC	Delaware
PCTV Gold II, LLC	Delaware
PCTV Sub, LLC	Delaware
People’s Choice TV of Houston, LLC	Delaware
People’s Choice TV of St. Louis, LLC	Delaware
PRWireless PR, LLC	Delaware
PushSpring, Inc.	Delaware
SFE 1, LLC	Delaware
SFE 2, LLC	Delaware
SIHI Mexico S. de R.L. de C.V.	Mexico
SIHI Scandinavia AB	Sweden
SIHI New Zealand Holdco, Inc.	Kansas
SN Holdings (BR I) LLC	Delaware
Speedchoice of Detroit, LLC	Delaware
Speedchoice of Phoenix, LLC	Delaware
Sprint (Bay Area), LLC	Delaware
Sprint Brasil Servicos de Telecomunicacoes Ltda.	Brazil

Sprint Capital Corporation	Delaware
Sprint Communications Company L.P.	Delaware
Sprint Communications Company of New Hampshire, Inc.	New Hampshire
Sprint Communications Company of Virginia, Inc.	Virginia
Sprint Communications, Inc.	Kansas
Sprint Connect LLC	Delaware
Sprint Corporation	Delaware
Sprint Corporation	Kansas
Sprint Corporation	Missouri
Sprint eBusiness, Inc.	Kansas
Sprint Enterprise Mobility, LLC	Delaware
Sprint Enterprise Network Services, Inc.	Kansas
Sprint eWireless, Inc.	Kansas
Sprint Federal Management LLC	Delaware
Sprint Federal Operations LLC	Delaware
Sprint Intermediate HoldCo LLC	Delaware
Sprint Intermediate HoldCo II LLC	Delaware
Sprint Intermediate HoldCo III LLC	Delaware
Sprint Hong Kong Limited	Hong Kong
Sprint International Argentina SRL	Argentina
Sprint International Australia Pty. Limited	Australia
Sprint International Austria GmbH	Austria
Sprint International Caribe LLC	Puerto Rico
Sprint International Chile Limitada	Chile
Sprint International Colombia Ltda.	Colombia
Sprint International Communications Canada ULC	Canada
Sprint International Communications Corporation	Delaware
Sprint International Communications Singapore Pte. Ltd.	Singapore
Sprint International Czech Republic S.R.O.	Czech Republic
Sprint International do Brasil Ltda.	Brazil
Sprint International Holding, Inc.	Kansas
Sprint International Hungary Korlátolt Felelõsségû Társaság	Hungary
Sprint International Incorporated	Delaware
Sprint International Japan Corp.	Japan
Sprint International Korea	Korea
Sprint International Network Company LLC	Delaware
Sprint International New Zealand	New Zealand
Sprint International Norway AS	Norway
Sprint International Spain, S.L.	Spain
Sprint International Taiwan Limited	Taiwan
Sprint PCS Assets, L.L.C.	Delaware
Sprint RUS LLC	Russia
Sprint Solutions, Inc.	Delaware
Sprint Spectrum Co LLC	Delaware
Sprint Spectrum Co II LLC	Delaware
Sprint Spectrum Co III LLC	Delaware
Sprint Spectrum Depositor LLC	Delaware
Sprint Spectrum Depositor II LLC	Delaware

Sprint Spectrum Depositor III LLC	Delaware
Sprint Spectrum Holding Company, LLC	Delaware
Sprint Spectrum L.P.	Delaware
Sprint Spectrum License Holder LLC	Delaware
Sprint Spectrum License Holder II LLC	Delaware
Sprint Spectrum License Holder III LLC	Delaware
Sprint Spectrum PledgeCo LLC	Delaware
Sprint Spectrum PledgeCo II LLC	Delaware
Sprint Spectrum PledgeCo III LLC	Delaware
Sprint Spectrum Realty Company, LLC	Delaware
Sprint Telecom India Private Limited	India
Sprint (Thailand) Limited	Thailand
Sprint/United Management Company	Kansas
SprintCom, Inc.	Kansas
SprintLink Belgium BVBA	Belgium
SprintLink Denmark ApS	Denmark
SprintLink France SAS	France
SprintLink Germany GmbH	Germany
Sprintlink India Private Limited	India
SprintLink International (Switzerland) GmbH	Switzerland
Sprintlink International Malaysia SDN. BHD.	Malaysia
Sprintlink International Philippines, Inc.	Philippines
SprintLink Ireland Limited	Ireland
SprintLink Italy S.r.l.	Italy
SprintLink Netherlands B.V.	Netherlands
Sprintlink Poland sp. z o.o	Poland
SprintLink UK Limited	United Kingdom
STC Five LLC	Delaware
STC Four LLC	Delaware
STC One LLC	Delaware
STC Six Company	Delaware
STC Three LLC	Delaware
STC Two LLC	Delaware
TDI Acquisition Sub, LLC	Delaware
Theory Mobile, Inc.	Delaware
T-Mobile Airtime Funding LLC	Delaware
T-Mobile Central LLC	Delaware
T-Mobile Financial LLC	Delaware
T-Mobile Global Care Corporation	Delaware
T-Mobile Handset Funding LLC	Delaware
T-Mobile Innovations LLC	Delaware
T-Mobile Leasing LLC	Delaware
T-Mobile License LLC	Delaware
T-Mobile Northeast LLC	Delaware
T-Mobile PCS Holdings LLC	Delaware
T-Mobile Puerto Rico Holdings LLC	Delaware
T-Mobile Puerto Rico LLC	Delaware
T-Mobile Resources Corporation*	Delaware

T-Mobile South LLC	Delaware
T-Mobile USA Foundation	Washington
T-Mobile USA Tower LLC	Delaware
T-Mobile USA, Inc.	Delaware
T-Mobile Ventures LLC	Delaware
T-Mobile West LLC	Delaware
T-Mobile West Tower LLC	Delaware
TMUS Assurance Corporation	Hawaii
TMUS International LLC	Delaware
Transworld Telecom II, LLC	Delaware
USST of Texas, Inc.	Texas
Utelcom LLC	Kansas
Virgin Mobile USA - Evolution, LLC	Delaware
VMU GP, LLC	Delaware
WBS of America, LLC	Delaware
WBS of Sacramento, LLC	Delaware
WBSY Licensing, LLC	Delaware
WCOF, LLC	Delaware
Wireless Broadband Services of America, LLC	Delaware
Wireline Leasing Co., Inc.	Delaware

* On January 1, 2021, T-Mobile Resources Corporation converted to a Delaware limited liability company, T-Mobile Resources LLC.